Exhibit 5


                               E'TOWN CORPORATION
                                600 South Avenue
                          Westfield, New Jersey 07090
                                 (908) 654-1234


                                  May 17, 1995




E'town Corporation
600 South Avenue
Westfield, New Jersey  07090

Ladies and Gentlemen:

I have acted as counsel to E'town Corporation (the "Company") in connection with the proposed issuance and sale of up to 660,000 shares of Common Stock, without par value (the "Common Stock"), of the Company pursuant to an underwritten offering. As Secretary of the Company, I have examined, among other things, the registration statement on Form S-3, and the prospectus included therein, being filed under the Securities Act of 1933 with respect to the Common Stock (the "Registration Statement"). I have also examined and am familiar with the originals and copies, certified or otherwise identified to my satisfaction, of pertinent documents, corporate records and other instruments relating to the issuance of the Common Stock and other actions and proceedings relating thereto.

Based upon the foregoing, I am of the opinion that when (i) the Registration Statement shall have become effective, (ii) the Company's Board of Directors shall have taken appropriate action in connection with the issuance and sale of the Common Stock and (iii) the Common Stock shall have been issued and delivered against payment therefor as contemplated in the Registration Statement, the Common Stock will be validly issued, fully paid and non-assessable.

I am admitted to the bar of the State of New Jersey and do not hold myself out as an expert on the laws of any other jurisdiction. I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the heading "Legal Matters" in the prospectus included in the Registration Statement.

                                                 Very truly yours,


                                                 /s/WALTER M. BRASWELL
                                                 Walter M. Braswell
                                                 Secretary


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